                                                                    Exhibit 99.1

For Release 1:00 PM PDT
May 1, 2003

         WESTERN WIRELESS ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

      BELLEVUE, Wash. (May 1, 2003) - Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of wireless communications services to rural America, announced today its operating results for the quarter ended March 31, 2003.

      Western Wireless reported consolidated total revenues of $327 million for the first quarter, a 15% increase over the first quarter of 2002. Consolidated net loss for the quarter was $21.6 million or $0.27 per basic and diluted share. Consolidated EBITDA increased to $94.3 million for the quarter, an increase of 31% from the first quarter of 2002 (see attached schedule).

      "The team is off to a terrific start in 2003," said John W. Stanton, Chairman and Chief Executive Officer of Western Wireless. "In our domestic business, we delivered strong subscriber growth while meaningfully reducing our subscriber acquisition costs. Combined with continued excellent operating efficiency, we delivered record EBITDA and free cash flow for the second consecutive quarter and reduced domestic debt. In addition, we once again demonstrated the value of our rural spectrum by signing long-term GSM roaming agreements with both T-Mobile and Cingular."

      Stanton continued, "Our international team continued their outstanding performance, delivering further improvement in operating results. Our focus on profitable customer growth is paying off. Consolidated subscribers have increased nearly 60% in the last year and EBITDA losses have narrowed dramatically."

      DOMESTIC RESULTS

      - EBITDA for Western Wireless' domestic operations rose to $97.8 million for the quarter, an increase of 15% over the first quarter of 2002.

      - Free cash flow from domestic operations for the quarter exceeded $67 million, an increase of 35% from the first quarter of 2002 (see attached schedule).

      - Domestic net subscriber additions were 18,300 for the first quarter. Churn declined to 2.0% for the quarter. Total subscribers at the end of the quarter were 1,216,100.

      - Net income from domestic operations was $14.5 million for the quarter.

      Total service revenue (total revenues less equipment sales) for the quarter was $211.7 million. Average subscriber revenue per subscriber for the quarter was $44.84 per month, up 7.9% from the first quarter of 2002. Average service revenue per subscriber for the quarter was $58.45 per month.

      Western Wireless' focus on operating efficiencies continues to support operating margins that are among the highest in the industry. The average monthly cost of serving a subscriber (cost of service and general and administrative expenses) was $21.64 per subscriber for the quarter, a 7.8% decline from the first quarter of 2002. On a per minute of use basis, the cost of serving a subscriber was 4.5 cents, a 33% decline from the first quarter of 2002. Cost per gross subscriber addition ("CPGA"), which includes handset subsidies, was $385 for the quarter. Western Wireless includes digital handset subsidies incurred in retaining existing subscribers in its subscriber acquisition costs. Adjusting for these retention costs, CPGA for the quarter was $332, a 19% decline from the first quarter of 2002.

      In a separate announcement today, Western Wireless said it has entered into long-term roaming agreements with both Cingular Wireless and T-Mobile USA, Inc.

            INTERNATIONAL RESULTS

      Total revenue for Western Wireless International's ("WWI") six consolidated businesses was $105.7 million for the quarter, an increase of 44% over the same period last year. Consolidated EBITDA loss for the quarter was $3.5 million, compared to a loss of $12.7 million for the first quarter of 2002.

      Net customer additions for the consolidated businesses totaled 95,100 for the quarter, bringing total consolidated customers to 836,400, an increase of 59% over the first quarter of 2002. WWI also had 171,600 fixed line customers, primarily in its tele.ring operations in Austria.

      The three companies in which WWI holds a minority interest added 11,400 proportionate customers during the first quarter. WWI's proportionate interest in the total customer base for these companies at the end of the year was 260,800.

      CONFERENCE CALL

      On May 1, 2003 at 1:30 p.m. PST, Western Wireless will host a conference call to discuss first quarter financial results. The dial-up number for the call is 888/566-5774 and the access code is the phrase "Western Wireless". A separate dial-up replay number will be available beginning at 3:30 p.m. PST on May 1, 2003 until midnight on Friday, May 9, 2003. The replay number is 800/925-2968 and the access code is 1703. Investors can also access the live conference call and the conference call replay, and view this press release through the investor relations link on Western Wireless' website at www.wwireless.com.

      ABOUT WESTERN WIRELESS CORPORATION

      Western Wireless Corporation, located in Bellevue, Washington, was formed in 1994 through the merger of previously unrelated rural wireless companies. Following the merger, Western Wireless continued to invest in rural cellular licenses, acquired six PCS licenses in the original auction of PCS spectrum in 1995 through its VoiceStream subsidiary, and made its first international investment in 1996. Western Wireless went public later in 1996 and completed the spin-off of VoiceStream in 1999. Western Wireless now serves over 1.2 million subscribers in 19 western states under the Cellular One(R) and Western Wireless(R) brand names. Through its subsidiaries and operating joint ventures, Western Wireless is licensed to offer service in nine foreign countries.

      This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company's plans, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These risks include increased levels of competition, restrictions on the Company's ability to finance its growth, any market changes that would significantly decrease consumer demand for wireless products, changes in technology, changes in, or failure to comply with, governmental regulations, general economic and business conditions, both nationally and in the regions in which Western Wireless operates, and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's public offering prospectuses and its periodic reports filed with the Securities and Exchange Commission. Given these factors, investors and analysts should not place undue reliance on forward-looking statements.

FOR FURTHER INFORMATION CONTACT:

Investment Community:                                Media:
Steve Winslow                                        John Snyder
Western Wireless Corporation                         Snyder Investor Relations

(800) 261-5960                                       (206) 262-0291
steve.winslow@wwireless.com                          jsnyder@snyderir.com

                          WESTERN WIRELESS CORPORATION

                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (Dollars in thousands, except per share data)


                                                  Three months ended March 31, 2003              Three months ended March 31, 2002
                                           ----------------------------------------------   ---------------------------------------
                                             Domestic       International    Consolidated    Domestic   International  Consolidated
                                             --------       -------------    ------------    --------   -------------  ------------
Revenues:
Subscriber revenues                        $    162,367      $     70,957     $  233,324    $ 145,678      $ 47,516     $  193,194
Roamer revenues                                  48,179            13,899         62,078       53,010         7,853         60,863
Fixed line revenues                              15,051            15,051         13,616       13,616
Equipment sales                                   9,816             3,227         13,043       10,425         3,244         13,669
Other revenues                                    1,115             2,563          3,678        2,164           920          3,084
                                           ------------      ------------     ----------    ---------      --------     ----------
Total revenues                                  221,477           105,697        327,174      211,277        73,149        284,426
                                           ------------      ------------     ----------    ---------      --------     ----------

Operating expenses:
Cost of service                                  39,385            55,250         94,635       44,334        43,414         87,748
Cost of equipment sales                          18,898            13,763         32,661       18,430         7,813         26,243
General and administrative                       38,977            19,128         58,105       37,888        21,214         59,102
Sales and marketing                              26,369            21,095         47,464       25,738        13,373         39,111
Depreciation and amortization                    50,103            15,469         65,572       49,562        10,877         60,439
Asset dispositions                                7,640             7,640
                                           ------------      ------------     ----------    ---------      --------     ----------
Total operating expenses                        181,372           124,705        306,077      175,952        96,691        272,643
                                           ------------      ------------     ----------    ---------      --------     ----------

Other income (expense):
Interest and financing expense, net             (23,780)          (14,699)       (38,479)     (29,004)      (10,003)       (39,007)
Equity in net income (loss) of
  unconsolidated affiliates, net of tax            (169)             (888)        (1,057)       1,647         1,647
Other, net                                        2,182            (3,206)        (1,024)       5,796        (1,631)         4,165
                                           ------------      ------------     ----------    ---------      --------     ----------
Total other expense                             (21,767)          (18,793)       (40,560)     (23,208)       (9,987)       (33,195)
                                           ------------      ------------     ----------    ---------      --------     ----------

Minority interests in net loss of
  consolidated subsidiaries                                         2,392          2,392                      3,235          3,235
                                                             ------------     ----------                   --------     ----------
Income (loss) from continuing operations
before provision for income taxes                18,338           (35,409)       (17,071)      12,117       (30,294)       (18,177)
Provision for income taxes                       (3,809)             (681)        (4,490)    (103,540)         (393)      (103,933)
                                           ------------      ------------     ----------    ---------      --------     ----------
Income (loss) from continuing operations         14,529           (36,090)       (21,561)     (91,423)      (30,687)      (122,110)

Discontinued operations                                                                                       1,462          1,462

                                           ------------      ------------     ----------    ---------      --------     ----------
Net income (loss)                          $     14,529      $    (36,090)    $  (21,561)   $ (91,423)     $(29,225)    $ (120,648)
                                           ============      ============     ==========    =========      ========     ==========

Basic and diluted loss per share:

Continuing operations                                                         $    (0.27)                               $    (1.55)
Total discontinued operations                                                                                                 0.02
                                                                              ----------                                ----------
Basic and diluted loss per share                                              $    (0.27)                               $    (1.53)
                                                                              ==========                                ==========

Weighted average shares outstanding:

Basic and diluted                                                             79,185,000                                78,910,000
                                                                              ==========                                ==========

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Adjustments to reconcile free cash flow and EBITDA to
income (loss) from continuing operations before provision for income taxes

                                            Three months ended March 31, 2003         Three months ended March 31, 2002
                                           --------------------------------------    --------------------------------------
                                           Domestic   International  Consolidated    Domestic   International  Consolidated
                                           --------      --------      --------      --------      --------      --------
Free cash flow (1)                         $ 67,243      $(24,682)     $ 42,561      $ 49,612      $(55,399)     $ (5,787)

Capital expenditures                         30,605        21,143        51,748        35,275        42,734        78,009
                                           --------      --------      --------      --------      --------      --------

EBITDA (2)                                   97,848        (3,539)       94,309        84,887       (12,665)       72,222

Depreciation and amortization               (50,103)      (15,469)      (65,572)      (49,562)      (10,877)      (60,439)

Asset dispositions                           (7,640)                     (7,640)                                       --

Total other expense, including interest     (21,767)      (18,793)      (40,560)      (23,208)       (9,987)      (33,195)

Minority interests in net loss of
  consolidated subsidiaries                                 2,392         2,392                       3,235         3,235
                                           --------      --------      --------      --------      --------      --------
Income (loss) from continuing operations
before provision for income taxes          $ 18,338      $(35,409)     $(17,071)     $ 12,117      $(30,294)     $(18,177)
                                           ========      ========      ========      ========      ========      ========

(1)  Free cash flow represents EBITDA less capital expenditures.

(2) EBITDA represents income (loss) from continuing operations before provision for income taxes exclusive of depreciation and amortization, asset dispositions total other expense, including interest, minority interests in net loss of consolidated subsidiaries, and stock based compensation.

We believe that the GAAP financial measure most directly comparable to EBITDA and free cash flow is income (loss) from continuing operations before provision for income taxes. We have presented EBITDA and free cash flow because we believe they provide meaningful additional information on our performance and on our ability to service our long-term debt and other fixed obligations, and to fund our continued growth. We also use EBITDA and free cash flow as integral parts of our internal reporting to evaluate the performance of our senior management and to monitor compliance with certain of the financial covenants in our credit agreements. EBITDA and free cash flow are considered by many financial analysts to be meaningful indicators of an entity's ability to meet its future financial obligations, and growth in EBITDA and free cash flow is considered to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. EBITDA and free cash flow should not be construed as alternatives to operating income (loss), as determined in accordance with GAAP, as alternatives to cash flows from operating activities, as determined in accordance with GAAP, or as measures of liquidity. Since all companies do not calculate EBITDA and free cash flow in the same manner, our presentation may not be comparable to similarly titled measures of other companies.

WESTERN WIRELESS CORPORATION
 SELECTED DOMESTIC OPERATING STATISTICS


                                                    As of and for the
                                                 Three months ended March 31,
                                                   2003                 2002
                                               -----------          -----------
Licensed population (1)                         10,582,000           10,487,000

Subscribers                                      1,216,100            1,159,500

Average monthly subscriber revenue (2)         $     44.84          $     41.57

Average monthly service revenue (3)            $     58.45          $     57.32

Cost of serving a subscriber:(4)
    - per subscriber                           $     21.64          $     23.47
    - per minute of use                        $     0.045          $     0.067

Cost per gross subscriber addition (5)         $       385          $       455

Churn                                                  2.0%                 2.6%

Subscriber minutes of use                              412                  307

Capital expenditures (000's)                   $    30,605          $    35,275


(1) Population for 2003 is estimated based upon 2002 Claritas, Inc. estimates and is adjusted by Western Wireless by applying Claritas's positive and negative growth factors.

(2) Average monthly subscriber revenue is determined by dividing subscriber revenue for the period by average subscribers for the period (the sum of beginning subscribers and ending subscribers, divided by two), and dividing that result by the number of months in the period.

(3) Average monthly service revenue is determined by dividing service revenues for the period by average subscribers for the period and dividing that result by the number of months in the period. Service revenues include subscriber, roamer and other revenues.

(4) Cost of serving a subscriber is determined by dividing total service costs (cost of service plus general and administrative expenses) by average subscribers for the period, and dividing that result by the number of months in the period.

(5) Cost per gross subscriber addition is determined by dividing sales and marketing costs, net of equipment subsidy (the sum of sales and marketing costs and cost of equipment sales, reduced by equipment sales) by the number of gross subscriber additions for the period.